EXHIBIT 99.2

COMMERCIAL NET LEASE REALTY, INC.

Dividend Reinvestment and Stock Purchase Plan

AUTOMATIC CASH INVESTMENT APPLICATION

I. This authorizes the automatic transfer of funds from my (our) checking or banking account to the Commercial Net Lease Realty, Inc. Dividend Reinvestment and Stock Purchase Plan.

1. Name(s)

____________________________________________________________________________________________________________
(Please print exactly as shown on your Commercial Net Lease Realty, Inc. Dividend Reinvestment and Stock Purchase Plan statement or Authorization Form.)

2. Your Plan Account Number

______________________________________________________________________________________
(As shown on your Plan statement. If this is a new enrollment, leave this line blank and attach your completed Authorization Form.)

3. Amount to be deducted monthly from your Account and invested in Commercial Net Lease Realty, Inc. Shares (Minimum $100, Maximum $10,000)

___________________________________________________________________
(Your account will be debited or charged on the tenth business day of each month and will be invested on the next investment date.)

4. Name(s) of Depositor(s)

___________________________________________________________________
(As shown on bank records and on your checks.)

5. Name of Bank

___________________________________________________________________

6. Bank Address

(City) _______________________________ (State) _____________________ (Zip Code) ________________

7. Type of Account __________ Checking __________ Savings

8.	Signature(s)	____________________________________	_______________________
		Signature of Depositor	Date
		____________________________________	_______________________
		Signature of Joint Depositor, if any	Date

Note: Completion of this form is strictly optional and is not required to enroll in the Commercial Net Lease Realty, Inc. Dividend Reinvestment and Stock Purchase Plan.

II. Attach Voided Check or Deposit Slip

Return To:	Wachovia Bank, N.A. Shareholder Services Group 1525 West W.T. Harris Blvd., 3C3 Charlotte, North Carolina 28262-8522
Questions:	Call Toll Free 1-800-829-8432

III. If you wish to discontinue automatic cash investments, notify Wachovia Bank, N.A. at the above number.